Exhibit 99.1

STRYKER REPORTS SECOND QUARTER 2016 RESULTS
Kalamazoo, Michigan - July 21, 2016 - Stryker Corporation (NYSE:SYK) reported operating results for the second quarter of 2016:
Second Quarter Highlights
Net sales grew 16.8% to $2.8 billion (17.0% constant currency)

Orthopaedics	4.6%	or	4.8% constant currency
MedSurg	33.8%	or	34.2% constant currency
Neurotechnology and Spine	9.3%	or	9.0% constant currency
Reported net earnings per diluted share decreased 2.9% to $1.00
Adjusted net earnings per diluted share(1) increased 15.8% to $1.39
"With organic sales growth of 6.6% we delivered another solid quarter, once again demonstrating the strength of our diversified model," said Kevin A. Lobo, Chairman and Chief Executive Officer. "This growth, combined with strong expense controls, positions us well to deliver on our updated full year financial guidance."
Sales Analysis
Consolidated net sales of $2.8 billion increased 16.8% in the quarter as reported and 17.0% in constant currency, as foreign currency exchange rates negatively impacted net sales by 0.2%. Excluding the 10.4% impact of acquisitions, net sales in the quarter increased 6.6% in constant currency, including 7.9% from increased unit volume partially offset by 1.3% due to lower prices. Net sales from our recently closed acquisitions, Sage Products LLC and Physio-Control International, Inc., contributed $240 million to our sales in the quarter.
Orthopaedics net sales of $1.1 billion increased 4.6% in the quarter as reported and 4.8% in constant currency, as foreign currency exchange rates negatively impacted net sales by 0.2%. Excluding the 0.3% impact of acquisitions, net sales in the quarter increased 4.5% in constant currency, including 6.7% from increased unit volume partially offset by 2.2% due to lower prices.
MedSurg net sales of $1.3 billion increased 33.8% in the quarter as reported and 34.2% in constant currency, as foreign currency exchange rates negatively impacted net sales by 0.4%. Excluding the 25.7% impact of acquisitions, net sales in the quarter increased 8.5% in constant currency, including 9.0% from increased unit volume partially offset by 0.5% due to lower prices.
Neurotechnology and Spine net sales of $0.5 billion increased 9.3% in the quarter as reported and 9.0% in constant currency, as foreign currency exchange rates favorably impacted net sales by 0.3%. Excluding the 1.5% impact of acquisitions, net sales in the quarter increased 7.5% in constant currency, including 8.5% from increased unit volume partially offset by 1.0% due to lower prices.
Earnings Analysis
Reported net earnings of $380 million decreased 3.1% in the quarter. Reported net earnings per diluted share of $1.00 decreased 2.9% in the quarter. Reported net earnings include certain charges for the amortization of purchased intangible assets, acquisition and integration related activities, Rejuvenate and ABG II recalls and restructuring-related activities. The effect of each of these matters on reported net earnings and net earnings per diluted share appears in the attached reconciliation of actual results to adjusted results. Excluding the impact of these charges, gross profit margin increased in the quarter from 64.9% to 66.2% and operating income margin increased in the quarter from 17.6% to 24.8%.
Excluding the impact of the items described above, adjusted net earnings(2) of $525 million increased 14.6% in the quarter. Adjusted net earnings per diluted share(1) of $1.39 increased 15.8% in the quarter.
2016 Outlook
We now expect 2016 organic sales growth to be in the range of 6.0% - 6.5% compared to our prior target of 5.5% - 6.5% and adjusted net earnings per diluted share(3) to be in the range of $5.70 - $5.80 compared to our prior target of $5.65 - $5.80. For the third quarter we expect adjusted net earnings per diluted share(3) to be in the range of $1.33 - $1.38. If foreign currency exchange rates hold near current levels, we expect a neutral impact on net sales in the third quarter and a negative impact of approximately 1.0% in the full year. We expect a negative impact on adjusted net earnings per diluted share of approximately $0.03 in the third quarter and $0.10 - $0.12 in the full year.
(1) A reconciliation of reported net earnings per diluted share to adjusted net earnings per diluted share, a non-GAAP financial measure, and other important information, appears below.
(2) A reconciliation of reported net earnings to adjusted net earnings, a non-GAAP financial measure, and other important information, appears below.
(3) A reconciliation of expected net earnings per diluted share to expected adjusted net earnings per diluted share for the third quarter and full year and other important information appears below.

Conference Call on Thursday, July 21, 2016
As previously announced, the Company will host a conference call on Thursday, July 21, 2016 at 4:30 p.m., Eastern Time, to discuss the Company's operating results for the quarter ended June 30, 2016 and provide an operational update.
To participate in the conference call dial (844) 826-0610 (domestic) or (973) 453-3249 (international) and be prepared to provide confirmation number 57934209 to the operator.
A simultaneous webcast of the call will be accessible via the Company's website at www.stryker.com. The call will be archived on this site for 90 days.
A recording of the call will also be available from 8:00 p.m., Eastern Time, on Thursday, July 21, 2016, until 11:59 p.m., Eastern Time, on Thursday, July 21, 2016. To hear this recording you may dial (855) 859-2056 (domestic) or (404) 537-3406 (international) and enter the conference ID number 57934209.

Caution Concerning Forward-Looking Statements
This press release contains information that includes or is based on forward-looking statements within the meaning of the federal securities laws that are subject to various risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in such statements. Such factors include, but are not limited to: weakening of economic conditions that could adversely affect the level of demand for our products; pricing pressures generally, including cost-containment measures that could adversely affect the price of or demand for our products; changes in foreign exchange markets; legislative and regulatory actions; unanticipated issues arising in connection with clinical studies and otherwise that affect U.S. Food and Drug Administration approval of new products; changes in reimbursement levels from third-party payors; a significant increase in product liability claims; the ultimate total cost with respect to the Rejuvenate and ABG II matter; the impact of investigative and legal proceedings and compliance risks; resolution of tax audits; the impact of the federal legislation to reform the United States healthcare system; changes in financial markets; changes in the competitive environment; our ability to integrate acquisitions; and our ability to realize anticipated cost savings. Additional information concerning these and other factors is contained in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.
Stryker is one of the world's leading medical technology companies and, together with our customers, we are driven to make healthcare better. The Company offers a diverse array of innovative products and services in Orthopaedics, Medical and Surgical, and Neurotechnology and Spine that help improve patient and hospital outcomes. Stryker is active in over 100 countries around the world. Please contact us for more information at www.stryker.com.
For investor inquiries please contact:
Katherine A. Owen, Stryker Corporation, 269-385-2600 or katherine.owen@stryker.com

STRYKER CORPORATION For the Three and Six Months Ended June 30 (Unaudited - Millions of Dollars, Except Per Share Amounts) CONDENSED STATEMENTS OF EARNINGS
	Three Months			Six Months
	2016	2015	% Change	2016	2015	% Change
Net sales	$2,840	$2,432	16.8%	$5,335	$4,811	10.9%
Cost of sales	998	827	20.7	1,799	1,653	8.8
Gross profit	$1,842	$1,605	14.8%	$3,536	$3,158	12.0%
% of sales	64.9%	66.0%		66.3%	65.6%
Research, development and engineering expenses	183	154	18.8	342	306	11.8
Selling, general and administrative expenses	1,043	861	21.1	1,987	1,753	13.3
Recall charges	28	112	(75.0)	47	166	(71.7)
Intangible asset amortization	88	49	79.6	141	98	43.9
Total operating expenses	$1,342	$1,176	14.1%	$2,517	$2,323	8.4%
Operating income	500	429	16.6	1,019	835	22.0
% of sales	17.6%	17.6%		19.1%	17.4%
Other income (expense), net	(67)	(28)	139.3	(105)	(57)	84.2
Earnings before income taxes	$433	$401	8.0%	$914	$778	17.5%
Income taxes	53	9	488.9	132	162	(18.5)
Net earnings	$380	$392	(3.1)%	$782	$616	26.9%

Net earnings per share of common stock:
Basic	$1.02	$1.04	(1.9)%	$2.09	$1.63	28.2%
Diluted	$1.00	$1.03	(2.9)%	$2.07	$1.61	28.6%

Weighted-average shares outstanding - in millions:
Basic	374.2	377.0		373.7	377.9
Diluted	378.5	381.1		378.0	382.2
CONDENSED BALANCE SHEETS

	June 30	December 31
	2016	2015
ASSETS
Cash and cash equivalents	$3,490	$3,379
Marketable securities	166	700
Accounts receivable, net	1,758	1,662
Inventories	1,989	1,639
Other current assets	421	563
Total current assets	$7,824	$7,943
Property, plant and equipment, net	1,446	1,199
Goodwill and other intangibles, net	10,100	5,930
Other noncurrent assets	1,150	1,151
Total assets	$20,520	$16,223
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities	$3,023	$2,808
Accrued recall expenses	582	694
Other noncurrent liabilities	1,100	980
Long-term debt, excluding current maturities	6,717	3,230
Shareholders' equity	9,098	8,511
Total liabilities and shareholders' equity	$20,520	$16,223
CONDENSED STATEMENTS OF CASH FLOWS

	Six Months
	2016	2015
Operating activities
Net earnings	$782	$616
Depreciation	106	90
Amortization of intangible assets	141	98
Changes in operating assets and liabilities and other, net	(358)	(67)
Net cash provided by operating activities	$671	$737
Investing activities
Acquisitions, net of cash acquired	$(4,219)	$(92)
Change in marketable securities, net	536	2,432
Purchases of property, plant and equipment	(229)	(114)
Net cash (used in) provided by investing activities	$(3,912)	$2,226
Financing activities
Borrowings/repayments of debt, net	$3,611	$(498)
Dividends paid	(284)	(261)
Repurchase of common stock	(13)	(324)
Other financing	28	32
Net cash provided by (used in) financing activities	$3,342	$(1,051)
Effect of exchange rate changes on cash and cash equivalents	10	(81)
Change in cash and cash equivalents	$111	$1,831

STRYKER CORPORATION For the Three and Six Months Ended June 30 (Unaudited - Millions of Dollars) CONDENSED NET SALES ANALYSIS

	Three Months				Six Months
			% Change				% Change
	2016	2015	As Reported	Constant Currency	2016	2015	As Reported	Constant Currency
Geographic:
United States	$2,046	$1,716	19.2%	19.2%	$3,868	$3,389	14.1%	14.1%
International	794	716	11.0	11.7	1,467	1,422	3.2	5.7
Total	$2,840	$2,432	16.8%	17.0%	$5,335	$4,811	10.9%	11.6%
Segment:
Orthopaedics	$1,082	$1,035	4.6%	4.8%	$2,139	$2,058	3.9%	4.7%
MedSurg	1,258	939	33.8	34.2	2,216	1,866	18.7	19.5
Neurotechnology and Spine	500	458	9.3	9.0	980	887	10.6	11.0
Total	$2,840	$2,432	16.8%	17.0%	$5,335	$4,811	10.9%	11.6%
SUPPLEMENTAL NET SALES GROWTH ANALYSIS

	Three Months
			Percentage Change
					United States	International
	2016	2015	As Reported	Constant Currency	As Reported	As Reported	Constant Currency
Orthopaedics:
Knees	$370	$346	7.1%	7.5%	7.0%	7.2%	8.7%
Hips	323	320	1.2	1.8	1.2	1.3	2.8
Trauma and Extremities	328	309	6.0	5.6	9.5	0.6	(0.4)
Other	61	60	1.0	1.4	4.5	(11.6)	(9.7)
Total Orthopaedics	$1,082	$1,035	4.6%	4.8%	5.9%	2.2%	2.9%
Medsurg:
Instruments	$377	$354	6.4%	6.6%	8.0%	1.4%	2.2%
Endoscopy	357	335	6.0	6.4	10.8	(7.7)	(6.1)
Medical	465	197	136.4	137.2	127.0	174.9	179.5
Sustainability	59	53	11.2	11.2	11.1	46.6	53.6
Total MedSurg	$1,258	$939	33.8%	34.2%	35.0%	29.4%	31.3%
Neurotechnology and Spine:
Neurotechnology	$312	$272	14.9%	14.4%	15.6%	13.5%	12.3%
Spine	188	186	1.1	1.0	4.8	(8.9)	(9.2)
Total Neurotechnology and Spine	$500	$458	9.3%	9.0%	10.9%	5.9%	5.0%
Total	$2,840	$2,432	16.8%	17.0%	19.2%	11.0%	11.7%

	Six Months
			Percentage Change
					United States	International
	2016	2015	As Reported	Constant Currency	As Reported	As Reported	Constant Currency
Orthopaedics:
Knees	$731	$691	5.8%	6.6%	8.0%	0.3%	3.3%
Hips	639	632	1.2	2.3	2.8	(1.4)	1.6
Trauma and Extremities	655	622	5.3	5.6	10.2	(2.2)	(1.3)
Other	114	113	0.7	1.5	4.1	(12.9)	(9.0)
Total Orthopaedics	$2,139	$2,058	3.9%	4.7%	6.9%	(1.6)%	0.7%
Medsurg:
Instruments	$742	$700	6.0%	6.7%	9.1%	(3.5)%	(0.6)%
Endoscopy	685	656	4.3	5.1	9.8	(11.1)	(8.0)
Medical	672	402	67.1	68.1	63.2	83.4	88.9
Sustainability	117	108	8.6	8.6	8.6	15.7	24.0
Total MedSurg	$2,216	$1,866	18.7%	19.5%	21.4%	9.3%	12.8%
Neurotechnology and Spine:
Neurotechnology	$613	$524	17.1%	17.5%	18.3%	15.0%	16.2%
Spine	367	363	1.1	1.5	5.3	(10.4)	(9.1)
Total Neurotechnology and Spine	$980	$887	10.6%	11.0%	12.6%	6.4%	7.6%
Total	$5,335	$4,811	10.9%	11.6%	14.1%	3.2%	5.7%

SUPPLEMENTAL INFORMATION - RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
We supplement the reporting of our financial information determined under accounting principles generally accepted in the United States (GAAP) with certain non-GAAP financial measures, including percentage sales growth in constant currency; percentage organic sales growth; adjusted gross profit; adjusted selling, general and administrative expenses; adjusted operating income; adjusted effective income tax rate; adjusted net earnings; and adjusted net earnings per diluted share. We believe that these non-GAAP measures provide meaningful information to assist shareholders in understanding our financial results and assessing our prospects for future performance. Management believes percentage sales growth in constant currency and the other adjusted measures described above are important indicators of our operations because they exclude items that may not be indicative of or are unrelated to our core operating results and provide a baseline for analyzing trends in our underlying businesses. Management uses these non-GAAP financial measures for reviewing the operating results of reportable business segments and analyzing potential future business trends in connection with our budget process and bases certain management incentive compensation on these non-GAAP financial measures.
To measure percentage sales growth in constant currency, we remove the impact of changes in foreign currency exchange rates that affect the comparability and trend of sales. Percentage sales growth in constant currency is calculated by translating current year results at prior year average foreign currency exchange rates. To measure percentage organic sales growth, we remove the impact of changes in foreign currency exchange rates and acquisitions that affect the comparability and trend of sales. Percentage organic sales growth is calculated by translating current year results at prior year average foreign currency exchange rates excluding the impact of acquisitions. To measure earnings performance on a consistent and comparable basis, we exclude certain items that affect the comparability of operating results and the trend of earnings.
Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names. These adjusted financial measures should not be considered in isolation or as a substitute for reported sales growth, gross profit, selling, general and administrative expenses, operating income, effective income tax rate, net earnings and net earnings per diluted share, the most directly comparable GAAP financial measures. These non-GAAP financial measures are an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the reconciliations to corresponding GAAP financial measures below, provide a more complete understanding of our business. We strongly encourage investors and shareholders to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

STRYKER CORPORATION For the Three and Six Months June 30 (Unaudited - Millions of Dollars, Except Per Share Amounts) RECONCILIATION OF ACTUAL RESULTS TO ADJUSTED RESULTS
Three Months 2016	Gross Profit	Selling, General & Administrative Expenses	Intangible Amortization	Operating Income	Net Earnings	Effective Tax Rate	Diluted EPS
Reported	$1,842	$1,043	$88	$500	$380	12.3%	$1.00
Acquisition and integration related charges: (a)
Inventory stepped up to fair value	35	—	—	35	22	1.6	0.06
Other acquisition and integration related	—	(31)	—	31	21	1.0	0.06
Amortization of purchased intangible assets	—	—	(88)	88	59	3.1	0.16
Restructuring-related charges (b)	2	(20)	—	22	20	(0.4)	0.05
Rejuvenate and other recall matters (c)	—	—	—	28	23	—	0.06
Adjusted	$1,879	$992	$—	$704	$525	17.6%	$1.39

Three Months 2015	Gross Profit	Selling, General & Administrative Expenses	Intangible Amortization	Operating Income	Net Earnings	Effective Tax Rate	Diluted EPS
Reported	$1,605	$861	$49	$429	$392	2.2%	$1.03
Acquisition and integration related charges: (a)
Inventory stepped up to fair value	6	—	—	6	4	0.2	0.01
Other acquisition and integration related	—	(6)	—	6	4	0.2	0.01
Amortization of purchased intangible assets	—	—	(49)	49	34	1.7	0.09
Restructuring-related charges (b)	1	(29)	—	30	24	0.2	0.06
Rejuvenate and other recall matters (c)	—	—	—	112	46	11.8	0.12
Legal matters (d)	—	53	—	(53)	(46)	0.5	(0.12)
Adjusted	$1,612	$879	$—	$579	$458	16.8%	$1.20

Six Months 2016	Gross Profit	Selling, General & Administrative Expenses	Intangible Amortization	Operating Income	Net Earnings	Effective Tax Rate	Diluted EPS
Reported	$3,536	$1,987	$141	$1,019	$782	14.5%	$2.07
Acquisition and integration related charges: (a)
Inventory stepped up to fair value	35	—	—	35	22	0.7	0.06
Other acquisition and integration related	—	(36)	—	36	25	0.5	0.07
Amortization of purchased intangible assets	—	—	(141)	141	98	2.0	0.26
Restructuring-related charges (b)	5	(37)	—	42	34	0.1	0.09
Rejuvenate and other recall matters (c)	—	—	—	47	39	—	0.10
Legal matters (d)	—	12	—	(12)	(7)	(0.3)	(0.02)
Adjusted	$3,576	$1,926	$—	$1,308	$993	17.5%	$2.63

Six Months 2015	Gross Profit	Selling, General & Administrative Expenses	Intangible Amortization	Operating Income	Net Earnings	Effective Tax Rate	Diluted EPS
Reported	$3,158	$1,753	$98	$835	$616	20.8%	$1.61
Acquisition and integration related charges: (a)
Inventory stepped up to fair value	13	—	—	13	8	0.3	0.02
Other acquisition and integration related	—	(19)	—	19	13	0.3	0.04
Amortization of purchased intangible assets	—	—	(98)	98	69	1.4	0.18
Restructuring-related charges (b)	2	(54)	—	56	43	0.4	0.11
Rejuvenate and other recall matters (c)	—	—	—	166	95	5.3	0.25
Legal matters (d)	—	53	—	(53)	(46)	0.3	(0.12)
Tax Matters (e)	—	—	—	—	84	(10.7)	0.22
Adjusted	$3,173	$1,733	$—	$1,134	$882	18.1%	$2.31

(a)	Charges represent certain acquisition and integration related costs associated with acquisitions.
(b)	Charges represent the cost associated with certain restructuring-related charges associated with workforce reductions, facility rationalizations and other restructuring-related activities.
(c)	Charges represent changes in our best estimate of the minimum end of the range of probable loss to resolve the Rejuvenate and ABG II recalls.
(d)	Amount represents a gain associated with a legal settlement in 2016 and 2015.
(e)	Charges represent the tax impacts related to certain discrete tax items and the establishment of the European regional headquarters in 2015.

STRYKER CORPORATION For the Three Months September 30 and Full Year 2016 RECONCILIATION OF EXPECTED NET EARNINGS PER DILUTED SHARE TO EXPECTED ADJUSTED NET EARNINGS PER DILUTED SHARE
	Three Months		Full Year
	Low	High	Low	High
Expected - Reported	$1.10	$1.22	$4.65	$4.89
Acquisition and integration related charges	0.03	—	0.22	0.17
Amortization of purchased intangible assets	0.16	0.16	0.58	0.58
Restructuring-related charges	0.04	—	0.18	0.09
Rejuvenate and other recall matters	—	—	0.09	0.09
Legal matters	—	—	(0.02)	(0.02)
Expected - Adjusted	$1.33	$1.38	$5.70	$5.80